Exhibit 3.4

                             AMENDED AND RESTATED

                                   BY-LAWS

                                      of

                          COIN BILL VALIDATOR, INC.


                                  ARTICLE I

                                 SHAREHOLDERS

      Section 1. Annual Meeting - An annual meeting of shareholders shall be held in each year at the date, time and place (either within or without the State of New York) as shall be fixed by the Board of Directors and specified in the notice of meeting for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

      Section 2. Special Meeting - A special meeting of shareholders may be called at any time by the Chairperson or President and shall be called by the Secretary at the request in writing of a majority of the Board of Directors then in office or at the request in writing filed with the Secretary by the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting. Special meetings shall be held at such time, date and place (either within or without the State of New York) as shall be specified in the notice thereof. Business transacted at any special meeting of shareholders shall be confined to the purposes set forth in the notice thereof.

      Section 3. Notice of Meetings - Written notice of the time, and place and purpose of every meeting of shareholders (and, if other than an annual meeting, indicating the person or persons at whose discretion the meeting is being convoked), shall be given by the Chairperson, President, a Vice-President or by the Secretary to each shareholder of record entitled to vote at such meeting and to each shareholder who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, not less than ten nor more than fifty days prior to the date set for the meeting, either personally or by mailing said notice by first class mail to each shareholder at his address appearing on the stock book of the Corporation or at such other address supplied by him in writing to the Secretary of the Corporation for the purpose of receiving notice. Notice by mail shall be deemed to be given when deposited, postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Post Office Department. The record date for determining the shareholders entitled to such notice shall be determined by the Board of Directors in accordance with Section 6 of ARTICLE FIFTH of these By-Laws.

      If the directors shall adopt, amend or repeal a by-law regulating an impending election of directors the notice of the next meeting of shareholders for the election of directors shall set forth the by-law so adopted, amended or repealed together with a concise statement of the changes made as required by
Section 601(b) of the Business Corporation Law. If any action is proposed to be taken which would, if taken, entitle shareholders to receive payment for their shares, the notice of meeting shall include a statement to such effect.

      A written waiver of notice setting forth the purposes of the meeting for which notice is waived, signed by the person or persons entitled to such notice, whether before or after the time of the meeting stated therein, shall be deemed equivalent to the giving of such notice. The attendance by a shareholder at a meeting either in person or by proxy without protesting the lack of notice thereof shall constitute a waiver of notice of such shareholder.

      All notice given with respect to an original meeting shall extend to any and all adjournments thereof and such business as might have been transacted at the original meeting may be transacted at any adjournment thereof; no notice of any adjourned meeting need be given if an announcement of the time and place of the adjourned meeting is made at the original meeting.

      Section 4. Quorum - The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of shareholders for the transaction of business except as otherwise provided by statute or the Certificate of Incorporation. If, however, a quorum shall not be present or represented at any meeting of shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is once present to organize a meeting, such quorum is not deemed broken by the subsequent withdrawal of any shareholders.


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

      Section 5. Voting - Every shareholder entitled to vote at any meeting shall be entitled to one vote for each share of stock entitled to vote and held by him of record on the date fixed as the record date for said meeting and may so vote in person or by proxy. At all elections of directors when a quorum is present, a plurality of the votes cast by the holders of shares entitled to vote shall elect and any other corporate action, when a quorum is present, shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon except as may otherwise be provided by statute or the Certificate of Incorporation.

      Section 6. Proxies - Every proxy must be signed by the shareholder entitled to vote or by his duly authorized attorney-in-fact and shall be valid only if filed with the Secretary of the Corporation or with the Secretary of the meeting prior to the commencement of voting on the matter in regard to which said proxy is to be voted. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise expressly provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by Section 609 of the Business Corporation Law. Unless the proxy by its terms provides for a specific revocation date and except as otherwise provided by statute, revocation of a proxy shall not be effective unless and until such revocation is executed in writing by the shareholder who executed such proxy and the revocation is filed with the Secretary of the Corporation or with the Secretary of the Meeting prior to the voting of the proxy.

      Section 7. Shareholders' List - A list of shareholders as of the record date, certified by the Secretary of the Corporation or by a transfer agent appointed by the Board of Directors shall be prepared for every meeting of shareholders and shall be produced by the Secretary or some other officer of the Corporation thereat.

      Section 8. Inspectors at Meetings - In advance of any shareholders' meeting, the Board of Directors may appoint one or more inspectors to act at the meeting or at any adjournment thereof and if not so appointed the person presiding at any such meeting may, and at the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties as set forth in Section 611 of the Business Corporation Law, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

      Section 9. Conduct of Meeting - All meetings of shareholders shall be presided over by the Chairperson, or if not present, by the President, or if neither the Chairperson nor the President is present by a Vice-President or if none of such persons is present, by a chairperson thereby chosen by the shareholders at the meeting.


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

The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting but if neither the Secretary nor the Assistant Secretary is present, the chairperson of the meeting shall appoint any person present to act as secretary of the meeting.

                                  ARTICLE II

                              BOARD OF DIRECTORS

      Section 1. Function and Definition - The business and property of the Corporation shall be managed by its Board of Directors who may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

      Section 2. Number and Qualification - The number of directors constituting the entire Board shall be not less than three nor more than fifteen, as may be fixed by resolution of the Board of Directors; provided that any such action of the Board shall require the vote of a majority of the entire Board. The phrase "entire Board" as used herein means the total number of directors which the Corporation would have if there were no vacancies. The term of any incumbent director shall not be shortened by any such action by the Board of Directors or by the shareholders.

      Each director shall be at least twenty-one years of age. A director need not be a shareholder, a citizen of the United States or a resident of the State of New York.

      Section 3. Election Term and Vacancies - Except as otherwise provided in this Section, all directors shall be elected at the annual meeting of shareholders and all directors who are so elected or who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

      In the interim between annual meetings of shareholders, newly-created directorships resulting from an increase in the number of directors or from vacancies occurring in the Board, but not, except as hereinafter provided, in the case of a vacancy occurring by reason of removal of a director by the shareholders, may be filled by the vote of a majority of the directors, then remaining in office, although less than a quorum may exist.

      In the case of vacancy occurring in the Board of Directors by reason of the removal of one or more directors by action of the shareholders, such vacancy may be filled by the shareholders at a special meeting duly called for such purpose.

      In the event a vacancy is not filled by such election by shareholders, whether or not the vacancy resulted from the removal of a director with or without cause, a majority of the directors then remaining in office, although less than a quorum, may fill any such vacancy.

      Section 4. Removal - The Board of Directors may, at any time, with cause, remove any director.

      The shareholders entitled to vote for the election of directors may, at any time, remove any or all of the directors with or without cause.

      Section 5. Meetings - The annual meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before the meeting, shall be held, without notice, immediately following the annual meeting of shareholders, at the same place at which such shareholders' meeting is held.

      Regular meetings of the Board of Directors shall be held at such time and place, within or outside the State of New York, as may be fixed by resolution of the Board, and when so fixed, no further notice thereof need be given. Regular meetings not fixed by resolution of the Board may be held on notice at such time and place as shall be determined by the Board.

      Special meetings of the Board of Directors may be called on notice at any time by the Chairperson or the President, and shall be called by either at the written request of a majority of the directors then in office.

      Section 6. Notice of Meeting - In the case of all special meetings and of regular meetings not fixed by resolution of the Board, written notice of the time and place of each such meeting shall be mailed to each director, addressed to his residence or usual place of business, not less than four days before the date on which such meeting is to be held, or shall be sent to such address by telegraph, or be given personally, or by telephone, not less than one day before the date on which such meeting is to be held. The notice of the meeting need not specify the purpose of the meeting.

      Any meeting of the Board of Directors for which notice is required by these By-Laws or by statute need not be given to any director who submits a signed Waiver of Notice whether before or after the meeting, or who attends the meeting without protesting


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

prior thereto or at its commencement the lack of notice to him. All signed Waivers of Notice shall be filed with the minutes of the meeting.

      Section 7. Conduct of Meetings - The Chairperson, or not present, the President, shall preside at all meetings of directors. At all meetings at which neither the Chairperson nor the President is present, any other director chosen by the Board shall preside.

      Section 8. Quorum, Adjournment, Voting - Except as otherwise provided by the Certificate of Incorporation, a majority of the entire Board shall be requisite and shall constitute a quorum at all meetings of the Board of Directors for the transaction of business. Where a vacancy or vacancies prevents such majority, a majority of the directors then in office shall constitute a quorum.

      A majority of the directors present at any meeting, whether or not a quorum is present, may adjourn the meeting to another time and place without further notice other than an announcement at the meeting.

      Except as otherwise provided by the Certificate of Incorporation, when a quorum is present at any meeting, a majority of the directors present shall decide any questions brought before such meeting and the act of such majority shall be the act of the Board.

      Section 9. Action Without Meeting - Any action required or permitted to be taken by the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of any committee thereof consent in writing to the adoption of a resolution authorizing the action.

      Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of said Board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

      Section 10. Compensation of Directors - The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its outside (non-employee) members. The Board of Directors shall also have power, in its discretion, to allow a fixed sum for attendance at each regular or special meeting of the Board of Directors, or of any Committee of the Board of Directors; in addition, the Board of Directors shall also have power, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to


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

the value of such services, as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving reasonable compensation therefor.

      Section 11. Committees - The Board of Directors, by resolution of a majority of the entire Board, may designate from among its members one or more committees, each consisting of three or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board except that no such committee shall have authority as to any of the following matters:

      (a) the submission to stockholders of any action as to which stockholders' authorization or approval is required by statute, the Certificate of Incorporation or by these By-Laws;

      (b) the filing of vacancies in the Board of Directors or in any committee thereof;

      (c) the fixing of compensation of the directors for serving on the Board or on any committee thereof;

      (d) the amendment or repeal of these By-Laws or the adoption of new By-Laws; and

      (e) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

      The Board may designate one or more directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee.

      Each such committee shall serve at the pleasure of the Board. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee. Committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting of the Board next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of a third party shall be affected in any such revision or alteration.

      Section 12. Nomination of Board Members - Only persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any


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

nominating committee or person appointed by the Board of Directors or (iii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to notice in writing to the Secretary of the Corporation, which notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, any notice of nomination by the shareholder must be so received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

      A shareholder's notice of nomination shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares that are entitled to vote of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares that are entitled to vote of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation.

      No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 12. The Chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


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

                                 ARTICLE III

                                   OFFICERS

      Section 1. Executive Officers - The officers of the Corporation shall not be limited in number and shall include a Chairperson of the Board, a Vice-Chairperson of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer and such Assistant Secretaries and Assistant Treasurers and other officers as the Board of Directors may determine. Any two or more offices may be held by the same person (except the offices of President and Secretary) , unless all of the issued and outstanding shares of capital stock of the Corporation are owned by one person, in which event such person may hold all or any combination of offices.

      Section 2. Election - The Chairperson of the Board, the Vice-Chairperson of the Board, the Chief Executive Officer and the President shall be chosen from among the directors and together with one or more Vice-Presidents, the Chief Financial Officer, the Secretary and the Treasurer shall be elected by the Board of Directors to hold office until the meeting of the Board held immediately following the next annual meeting of shareholders and shall hold office for the term for which elected and until their successors have been elected and qualified. The Board of Directors may from time to time appoint all such other officers as it may determine and such officers shall hold office from the time of their appointment and qualifications until the time at which their successors are appointed and qualified. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

      Section 3. Removal - Any officer may be removed from office by the Board at any time with or without cause.

      Section 4. Delegation of Powers - The Board of Directors may from time to time delegate the power or duties of any officer of the Corporation, in the event of his absence or failure to act otherwise, to any other officer or director or person whom they may select.

      Section 5. Compensation - The compensation of each officer shall be such as the Board of Directors may from time to time determine.

      Section 6. Chairperson of the Board of Directors - The Chairperson of the Board of Directors shall preside at all meetings of the Board of Directors, unless the Chairperson delegates these powers to another director and meeting of shareholders. The Chairperson shall exercise the powers and perform the duties usual


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

to a Chairperson and shall be the person, on behalf of the Board to whom the Chief Executive Officer and Chief Financial Officer reports. The Chairperson shall see that all orders and resolutions of the Board of Directors are carried into effect; and shall do and perform such other duties as from time to time may be assigned to the Chairperson by the Board of Directors. The Chairperson shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation. Unless otherwise ordered by the Board of Directors, the Chairperson, or another officer of the Corporation designated by the Chairperson, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

      Section 7. Vice-Chairperson of the Board of Directors - The
Vice-Chairperson of the Board of Directors shall, in the absence of the Chairperson, act as chairperson of all meetings of the Board of Directors and at all special and annual meetings of the shareholders. The Vice-Chairperson shall perform such other duties as may from time to time be assigned to the Vice-Chairperson by the Board. In the event that the position of Vice-Chairperson shall be vacant, the duties of the Vice-Chairperson shall be performed by the Chief Executive Officer.

      Section 8. Chief Executive Officer - The Chief Executive Officer shall have general supervision and discretion of the business and affairs of the Corporation, subject to the control of the Board. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments. The Chief Executive Officer shall, when requested, counsel and advise the other officers of the Corporation and shall perform such other duties as the Board may from time to time determine. In the event that the position of Chief Executive Officer shall be vacant, the duties of the Chief Executive Officer shall be performed by the President.

      Section 9. President - The President shall be the chief operating officer of the Corporation and shall be in charge of the day to day operations and affairs of the Corporation. The President may sign and execute in the name of the Corporation contracts and other instruments in connection with the day to day operations and affairs of the Corporation. The President shall perform such other duties as the Chief Executive Officer or the Board may from time to time determine.


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

      Section 10. Vice Presidents - Each Vice president shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. In the absence or inability of the President to perform his duties or exercise his powers, the Vice president or, if there be more than one, a Vice President designated by the Board, shall exercise the powers and perform the duties of the president subject to the direction of the Board of Directors.

      Section 11. Secretary - The Secretary shall keep the minutes of all meetings and record all votes of shareholders, the Board of Directors and committees in a book to be kept for that purpose. He shall give or cause to be given any required notice of meetings of shareholders, the Board of Directors or any committee, and shall be responsible for preparing or obtaining from a transfer agent appointed by the Board, the list of shareholders required by
Article II, Section 7 thereof. He shall be the custodian of the seal of the Corporation and shall affix or cause to be affixed the seal to any instrument requiring it and attest the same and exercise the powers and perform the duties incident to the office of the Secretary subject to the direction of the Board of Directors.

      Section 12. Chief Financial Officer - The Chief Financial Officer shall be the chief financial and accounting officer of the Corporation and shall be responsible for and shall supervise the preparation of any financial reports and projections related to the operations of the Corporation. The Chief Financial Officer shall render a statement of the conditions of the finances of the Corporation at each regular meeting of the Board of Directors, at each annual meeting of the shareholders and at such other times as shall be required. The Chief Financial Officer shall report directly to the President and shall perform such other duties as the Chief Executive Officer or the Board may from time to time determine.

      Section 13. Other Officers - All other officers, if any, shall have such authority and shall perform such duties as may be specified from time to time by the Board of Directors.

                                   ARTICLE IV

                                  RESIGNATIONS

      Any director or officer of the Corporation or any member of any committee of the Board of Directors of the Corporation, may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Any such resignation


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

shall take effect at the time specified therein or, if the time is not specified therein, upon the receipt thereof, irrespective of whether any such resignation shall have been accepted.

                                  ARTICLE V

                       CERTIFICATE REPRESENTING SHARES

      Section 1. Form of Certificates - Each shareholder shall be entitled to a certificate or certificates in such form as prescribed by the Business Corporation Law and by any other applicable statutes, which Certificate shall represent and certify the number, kind and class of shares owned by him in the Corporation. The Certificates shall be numbered and registered in the order in which they are issued and upon issuance the name in which each Certificate has been issued together with the number of shares represented thereby and the date of issuance shall be entered in the stock book of the Corporation by the Secretary or by the transfer agent of the Corporation. Each certificate shall be signed by the Chairperson, President or a Vice President and countersigned by the Secretary or Assistant Secretary and shall be sealed with the Corporate Seal or a facsimile thereof. The signature of the officers upon a certificate may also be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before the certificate is issued, such certificate may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of its issue.

      Section 2. Consideration - A certificate representing shares shall not be issued until the full amount of consideration therefor has been paid to the Corporation, except if otherwise permitted by Section 504 of the Business Corporation Law.

      Section 3. Lost Certificates - The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, mutilated, stolen or destroyed, upon the making of an affidavit of that fact by the person so claiming and upon delivery to the Corporation, if the Board of Directors shall so require, of a bond in such form and with such surety or sureties as the Board may direct, sufficient in amount to indemnify the Corporation and its transfer agent against any claim which may be made against it or them on account of the alleged loss, destruction, theft or mutilation of any such certificate or the issuance of any such new certificate.


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

      Section 4. Fractional Share Interests - The Corporation may issue certificates for fractions of a share where necessary to effect transactions authorized by the Business Corporation Law; or it may pay in cash the fair market value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

      Section 5. Share Transfers - Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the Corporation shall be made only on the share record of the Corporation by the registered holder thereof, or by his duly authorized attorney, upon the surrender of the certificate or certificates for such shares properly endorsed with payment of all taxes thereon.

      Section 6. Record Date for Shareholders - For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent or dissent from any proposal without a meeting, or for the purpose of determining the shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of any meeting nor more than fifty days prior to any action taken without a meeting, the payment of any dividend or the allotment of any rights, or any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this Section for the adjourned meeting.

      Section 7. Shareholders of Record - The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of New York.


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

                                  ARTICLE VI

                                 FISCAL YEAR

      The fiscal year of the Corporation shall be for an annual period ending on the 30th day of September of each year. By resolution duly adopted, the Board of Directors may alter such fiscal year.

                                 ARTICLE VII

                                CORPORATE SEAL

      The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "New York" and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The Corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said Corporate seal.

                                 ARTICLE VIII

                              BOOKS AND RECORDS

      There shall be maintained at the principal office of the Corporation books of account of all the Corporation's business and transactions.

      There shall be maintained at the principal office of the corporation or at the office of the Corporation's transfer agent a record containing the names and addresses of all shareholders, the number and class of shares held by such and the dates when they respectively became the owners of record thereof.

                                  ARTICLE IX

                          INDEMNIFICATION OF DIRECTORS,
                          OFFICERS EMPLOYEES AND AGENTS

      Any person made or threatened to be made a party to an action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, then is or was a director,


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officer, employee or agent of the Corporation, or then serves or has served any other corporation in any capacity at the request of the Corporation, shall be indemnified by the Corporation against reasonable expenses, judgments, fines and amounts actually and necessarily incurred in connection with the defense of such action or proceeding or in connection with an appeal therein, to the fullest extent permissible by the laws of the State of New York. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled.

                                  ARTICLE X

                                  AMENDMENTS

      The shareholders entitled at the time to vote in the election of directors and the Board of Directors by vote of a majority of the entire Board, shall have the power to amend or repeal these By-Laws and to adopt new By-Laws, provided, however, that any by-law adopted, amended or repealed by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon as herein provided.


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